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                                                                    EXHIBIT 99.4

                  CONSENT OF PERSON ABOUT TO BECOME A DIRECTOR

    Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to his being named in the prospectus forming a part of this Registration Statement on Form S-3 as a person about to become a director of MFS Communications Company, Inc.

                                          William L. Grewcock

Omaha, Nebraska
July 11, 1995